QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

ZEROPLUS.COM ANNOUNCES
NASDAQ HAS HALTED TRADING INDEFINITELY

    Germantown, MD—(June 11, 2001)—ZeroPlus.com, Inc. (Nasdaq: ZPLS) announced today that it has received notification from NASDAQ that the exchange has placed an indefinite halt on further trading of the Company's stock pending review of further information requested relating to the Company and its future prospects. The Company announced on June 5, 2001, that it has ceased operations and laid off most of its employees to reduce its consumption of cash while it seeks to pursue and consider any possible alternatives for attaining value for its technology and/or relationships. If NASDAQ determines that the Company's submission of information does not adequately address the issues, noted in the request for information, the Company will receive notification that its securities will be delisted in accordance with NASDAQ's rules.

# # #

    Certain statements made in this news release that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among other things, lack of additional needed financing in the future or the failure to enter into strategic alliances or other arrangements. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission.

ZeroPlus Media & Investor Contact:

Doug Poretz	703-744-7810
Qorvis Communications	dporetz@qorvis.com

QuickLinks

ZEROPLUS.COM ANNOUNCES NASDAQ HAS HALTED TRADING INDEFINITELY